EXHIBIT 10.1
TABLE OF 2006 BASE SALARIES FOR NAMED EXECUTIVE OFFICERS OF THE COMPANY
EFFECTIVE AUGUST 1, 2006

Name and Position	2006 Base Salary
I. Jon Brumley, Chairman of the Board	$350,000
Jon S. Brumley, President and Chief Executive Officer	$475,000
L. Ben Nivens, Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	$230,000	*
Tom H. Olle, Senior Vice President — Asset Management	$245,000

*	Effective August 1, 2006, Mr. Nivens base salary increased from $215,000 to $230,000.